                                                                     EXHIBIT 5.1


                                October 16, 1998


Healtheon Corporation
4600 Patrick Henry Drive
Santa Clara, CA 95054

    RE: Registration Statement on Form S-1

Ladies and Gentlemen:


    We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on July 31, 1998 (Registration No. 333-60427), as amended (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 10,718,036 shares of your Common Stock (the "Shares"), including an over-allotment option granted to the underwriters of the offering to purchase up to 978,750 shares. We understand that you are selling the Shares to the underwriters for resale to the public and directly to one investor as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.


    It is our opinion that, upon completion of the proceedings being taken or proposed to be taken by us, as your legal counsel, prior to the issuance of the Shares, the Shares will be legally issued, fully paid and non-assessable when sold in the manner described in the Registration Statement.

    We are members of the Bar of the State of California only and express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of California and the federal laws of the United States. Without limiting the foregoing, we express no opinion as to the securities laws of the State of Delaware.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ Wilson Sonsini Goodrich & Rosati,
                                          P.C.
                                          --------------------------------------